                                                                    Exhibit 3(a)

[SEAL OF STATE OF NORTH CAROLINA DEPARTMENT OF THE SECRETARY OF STATE APPEARS HERE]

--------------------------------------------------------------------------------

               To all whom these presents shall come, Greetings:

  I, Rufus L. Edmisten, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

                            ARTICLES OF RESTATEMENT

                                      OF

                         SOUTHERN NATIONAL CORPORATION




  the original of which is now on file and a matter of record in this office.


                                IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 3rd day of August, 1993.

[SEAL OF STATE OF NORTH CAROLINA DEPARTMENT OF THE SECRETARY OF STATE APPEARS HERE]
                                /s/ Rufus L. Edmisten
                                    Secretary of State

                            ARTICLES OF RESTATEMENT

Pursuant to (S) 55-10-06 and (S) 55-10-07 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following for the purpose of amending and restating in full its Articles of Incorporation,

1. The name of the corporation is: Southern National Corporation, a North Carolina corporation.

2. The text of the Amended and Restated Articles of Incorporation is attached as Exhibit A.
       ---------

3. The Amended and Restated Articles of Incorporation contain amendments requiring shareholder approval that were adopted by the Board of Directors of the corporation on June 17, 1993 and were approved by shareholder action on April 20, 1993 and May 17, 1993 as required by Chapter 55 of the North Carolina General Statutes.

4.  These Articles are to be effective upon filing.

This the 17th day of June, 1993.

                                       SOUTHERN NATIONAL CORPORATION

                                         By: /s/ David L. Craven, Senior
                                            ---------------------------------
                                               David L. Craven, Senior
                                               Vice President, General
                                                Counsel and Secretary

                                 "EXHIBIT #6"


                             AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION

                                     OF

                         SOUTHERN NATIONAL CORPORATION

                                   ARTICLE I

        The name of the Corporation is Southern National Corporation.

                                  ARTICLE II

        The period of duration of the Corporation shall be unlimited and perpetual.

                                  ARTICLE III

        The purposes for which the Corporation is organized are:
        (a) To act as a holding company; to operate, serve and conduct business as a holding company of one or more banks and other corporations; to acquire and own shares of stock or other interests in other businesses and corporations of any lawful character including without limitation, banks, insurance agencies, mortgage loan and servicing businesses, data processing businesses, factoring businesses and other financially related businesses; to furnish services of all types to and for such banks, corporations and businesses; and as shareholder or as owner of other interests in such banks, corporations and businesses, to exercise all rights, powers and privileges of ownership incident thereto.

     (b) To itself operate insurance agencies; to make and acquire mortgage loans and render mortgage loan services; to render data processing services; to render factoring services; to operate consumer and small loan businesses and to make, acquire and service consumer and small loans; to organize, operate and manage mutual funds; to render travel services; to operate credit card businesses; to acquire, own and lease all types of equipment and property; to engage in farming and forestry; to render farm and forestry management and agency services and to engage in and operate all types of farming, agricultural and forestry businesses; to lend its own money; to act as agent or broker in procuring and making loans; and to render financial, management and business services of all types.

     (c) To engage in, operate, conduct, perform or participate in every kind of financial, commercial, agricultural, mercantile, manufacturing, industrial, mining, transportation or other enterprise, business, work, contract, undertaking, venture, or operation.

     (d) To carry on any other business to any extent and in any manner not prohibited by the laws of North Carolina, or, where the Corporation may seek to do business elsewhere, by local laws; and to engage in, operate and conduct any business which may be deemed adapted, directly or indirectly, to add to the profits of its principal businesses or to increase the value of its assets.

     (e) To do all and everything necessary, suitable, expedient or proper for the accomplishment of any of the objects and purposes herein enumerated, or incidental to the powers herein named, or incidental to the protection or benefit of the Corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects or purposes of the Corporation, or which may be conveniently carried on in connection with any of the business of the Corporation, with all the powers now or hereafter conferred by the laws of North Carolina upon corporations of like character.

                                  ARTICLE IV

     The Corporation shall have the authority to issue 120,000,000 shares of Common Stock, par value $5 each, and 5,000,000 shares of Preferred Stock, par value $5 each. The designations of each class are as follows:

     a) The first class is Common Stock in the amount of 120,000,000 shares, par value $5 each share.

     b) The second class is Preferred Stock in the amount of 5,000,000 shares, par value $5 each share. The Preferred Stock may be issued from time to time in one or more series, and authority is expressly vested in the Board of Directors without action of shareholders to divide the Preferred stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations and designations of the shares of any series so established.

Authority is expressly vested in the Board of Directors, without limitation, to determine: (1) The number of shares to constitute such series and the distinctive designation thereof; (2) The dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of Preferred Stock; (3) Whether dividends shall be cumulative and, if, so, the date from which dividends on each such series shall accumulate; (4) Whether, and to what extent, the holders of one or more series of Preferred Stock shall enjoy voting rights, if any, in addition to those prescribed by law; (5) Whether, and upon what terms, Preferred Stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (6) Whether, and upon what terms, the Preferred Stock, will be redeemable, and the preference, if any, to which the Preferred Stock will be entitled in the event of voluntary liquidation, dissolution or winding up of the Corporation.

63/4% Cumulative Convertible Preferred Stock, Series A.  The Corporation has
------------------------------------------------------
designated 770,000 shares of the authorized but unissued shares of the Corporation's Preferred stock, par value $5.00 per share, as 63/4% Cumulative Convertible Preferred Stock, Series A (the "Series A Preferred Stock"). The terms of the Series A Preferred Stock, in the respect in which the shares of such series may vary from shares of any and all other series of Preferred Stock, are as follows:

     (1)  Stated Value.  The Series A Preferred Stock shall have a stated value
          ------------
of $100.00 per share.

     (2)  Dividends and Distributions.
          ---------------------------

               (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of assets of the Corporation legally available for payment, cash dividends, accruing from the date of issuance, at the annual rate of $6.75 per share, and no more, payable quarterly on February 15, May 15, August 15, and November 15 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing May 15, 1992. The initial dividend for the period commencing February 11, 1992 to, but not including, May 15, 1992, will be $1.7625 per share and will be payable on May 15, 1992. The date of initial issuance of shares of Series A Preferred Stock is hereinafter referred to as the "Issue Date." Dividends payable on the Series A Preferred Stock (i) for any period less than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four. Each such dividend will be payable to holders of record as they appear on the stock register of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors.

          (b) Dividends on shares of Series A Preferred Stock shall be cumulative from the date of issue whether or not there shall be funds legally available for payment thereof. Accumulations of dividends on Series A Preferred Stock shall not bear interest. The Corporation shall not (i) declare or pay or set apart for payment any dividends or distributions on any stock ranking as to dividends junior to the Series A Preferred Stock (other than dividends paid in shares of capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up or options, warrants or rights to subscribe for such junior stock) or (ii) make any purchase or redemption of, or any sinking fund payment for the purchase or redemption of, any stock ranking as to dividends on a parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless all dividends payable on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been paid in full or declared and a sufficient sum set apart for payment thereof; provided, however, that any moneys theretofore deposited in any
                 --------  -------
sinking fund with respect to any Preferred Stock of the Corporation in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such Preferred Stock in accordance with the terms of such sinking fund regardless of whether at the time of such application all dividends payable on all outstanding shares of Series A Preferred Stock shall have been paid in full or declared and a sufficient sum set apart for payment thereof.

        (c) All dividends declared on shares of Series A Preferred Stock and any other class of Preferred Stock or series thereof ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata, so that the amount of dividends per share on the Series A Preferred Stock and such other Preferred Stock for the same dividend period, or for the dividend period of the Series A Preferred Stock ending within the dividend period of such other stock, shall, in all cases, bear to each other the same ratio that accured dividends per share on shares of the Series A Preferred Stock and such other stock bear to each other.

   (3)  Liquidation Preferences.
        -----------------------

        (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $100.00 per share plus an amount equal to any accrued and unpaid dividends thereon to but excluding the date of such distribution, and no more, before any distribution shall be made to the holders of any class of stock of the Corporation ranking junior to the Series A Preferred Stock as to liquidation payments, but the holders of Series A Preferred Stock shall not be entitled to receive such distribution until the liquidation preference of any other shares of the Corporation's capital stock ranking senior to the Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding up shall have been paid (or a sufficient sum set aside for payment thereof) in full.
             (b) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series A Preferred Stock and any other shares of Preferred Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to the distribution of assets, the holders of the Series A Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled.
             (c) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other Corporation into or with the Corporation or the sale, lease or conveyance of all or part of the property or business of the Corporation shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Paragraph 3.

    (4)  Redeption.
         ---------
         (a) The Corporation, at its option, may redeem any or all shares of Series A Preferred Stock at any time on or after March 1, 1996, at the redeption prices set forth below, plus an amount equal to accrued and unpaid dividends thereon to but excluding the date of redemption (the "Redemption Price"):


       Twelve month period
       begginning March 1,               Redemption Price
       -------------------               ----------------
          1996.............................   $104.050
          1997.............................    103.375
          1998.............................    102.700
          1999.............................    102.025
          2000.............................    101.350
          2001.............................    101.675
          2002 and thereafter .............    100.00

          (b) If less than all the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable (with adjustments to avoid fractional shares).

          (c) Notice of an redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series A Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) that the holder has the right to convert such shares into Common Stock until the close of business on the redemption date; (iv) the then-effective conversion price and the place where certificates for such shares may be surrendered for conversion; (v) if less than all the shares held by such holder are tobe redeemed, the number of shares to be redeemed form such holder; (vi) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (vii) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends.

        (d) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, the City of New York, State of New York or the State of North Carolina and having capital surplus and undivided profits of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series A Preferred Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of Paragraph 5 at any time prior to the close of business on the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon such surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series A Preferred Stock converted before the close of business on the redemption date shall be returned to the Corporation upon such conversion. Any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price.

                (e) Any provision of this Paragraph 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Series A Preferred Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Series A Preferred Stock unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series A Preferred Stock except in accordance with a purchase offer made by the Corporation on the same terms to all holders of record of Series A Preferred Stock.

       (5)  Conversion Rights.  The holders of shares of Series A Preferred
            -----------------
Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

               (a) Shares of Series A Preferred Stock shall be convertible at any time on the basis of their stated value into fully paid and nonassessable shares of Common Stock at a conversion price of $16.93 per share of Common Stock (the "Conversion Price"). The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series A Prefered Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of shareholders entitled to such dividends. If any shares of Series A Preferred Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the date that such default is cured.

               (b) To convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall surrender the certificate therefor, duly endorsed if the Corporation shall so require, or accompanied by appropriate instruments of transfer satisfactory to the Corporation, at the office of the Transfer Agent for the Series A Preferred Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificate representing the shares of Series A Preferred Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate or certificates for the number of whole shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. Shares of Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provisions, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder of such Common Stock as of such date.

               (c) In the case of any share of Series A Preferred Stock that is converted after any record date with respect to the payment of a dividend on the Series A Preferred Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date") the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series A Preferred Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series A Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment in next-day funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series A Preferred Stock being surrendered for conversion. The dividend with respect to a share of Series A Preferred Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series A Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such

Dividend Due Date to the holder of record of such share of such dividend record date notwithstanding the conversion of such share of Series A Preferred Stock after such record date and prior to such Dividend due Date, and the holder converting such share of Series A Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Series A Preferred Stock for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

          (d) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series A Preferred Stock. If more than one share of Series A Preferred Stock is surrendered at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If the conversion of any shares of Series A Preferred Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the closing price, as defined in subsection (vi) of Paragraph 5(e) below, on the date on which the shares of Series A Preferred Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

          (e) The Conversion Price shall be adjusted from time to time as follows:

               (i) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the date following the date fixed for such determination. For purposes of this subsection, the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

               (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subsection (ii), the number of shares of Common Stock at anytime outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the

Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                (iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in subsection (ii) above, any dividend or distribution paid in cash out of the retained earnings of the Corporation and any dividend or distribution referred to in subsection (i) above), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (vi) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the Transfer Agent) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.
              (v) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Paragraph 5(g) below applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" within the meaning of subsection (iv) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or combination becomes effective" within the meaning of subsection (iii) above).
              (vi)   For the purpose of any computation under subsections
(ii) and (iv) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the ten consecutive trading days selected by the Board of Directors commencing not more than 20 trading days before and ending not later than the day in question. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.
              (vii) No adjustment in the Conversion Price for the Series A Preferred Shares shall be required unless such adjustment would require and increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this paragraph (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

              (f) Whenever the Conversion Price shall be adjusted as herein provided (i) the Corporation shall forthwith make available at the office of the Transfer Agent for the Series A Preferred Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (ii) the Corporation shall cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of shares of Series A Preferred Stock a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.
              (g) In the case of any consolidation or merger to which the Corporation is a party and as a result of which holders of Common Stock shall be entitled to receive securities, cash or other property with respect to or in exchange for such Common Stock, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any reclassification or change in outstanding shares of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), there will be no adjustment of the Conversion Price but the holder of each share of Series A Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation or merger, sale or conveyance or reclassification or change had such share been converted immediately prior to the effective date of such consolidation or merger, sale or conveyance or reclassification or change. The adjustments described in this paragraph shall be subject to further adjustments as appropriate paragraph shall be subject to further adjustments as appropriate that shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in Paragraph 5(e) and this paragraph 5(g). If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of shares of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, sale or conveyance, then the Corporation shall enter into an agreement with such other entity for the benefit of the holders of Series A Preferred Stock that shall contain such provisions to protect the interests of such holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Paragraph 5(g) shall similarly apply to successive consolidations, mergers, sales, exchanges, reclassifications or changes.
             (h) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in any name other than that in which the shares of Series A Preferred Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

               (i) The Corporation may make such reductions in the Conversion Price, in addition to those required by subsections (i) through (iv) of Paragraph 5(e) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

               (j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series A Preferred Stock then outstanding.

               (k)  In the event that:

                    (i) the Corporation shall declare a dividend or any other distribution of its Common Stock, payable otherwise than in cash out of retained earnings; or


                    (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

              (iii) the Corporation shall propose to effect any consolidation of the Corporation with or merger of the Corporation with or into any other corporation or a sale of the assets of the Corporation substantially as an entirety which would result in an adjustment under Paragraph 5(g);

the Corporation shall cause to be mailed to the holders of record of Series A Preferred Stock at least 20 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such consolidation, merger or sale is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such consolidation, merger or sale. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, consolidation, merger or sale.

  (6)  Voting Rights.  Other than as required by applicable law, the Series A
       -------------
Preferred Stock shall not have any voting powers either general or special, except that:

              (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the consent of the holders of at least two-thirds of all of the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of Series A Preferred Stock shall vote together as a separate class, shall be necessary to (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, (ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock (including any class or series of Preferred Stock) which ranks on a parity with the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up ("Parity Stock") unless the Articles of Incorporation creating or authorizing such class or series provide that if in any case the stated dividends or amounts payable upon liquidation, dissolution or winding up are not paid in full on the Series A Preferred Stock and all outstanding shares of Parity Stock, the shares of all Parity Stock shall share ratably in the payment of dividends, including accumulations (if any) in accordance with the sums which would be payable on all Parity Stock if all dividends in respect of all shares of Parity Stock were paid in full, and on any distribution of assets upon liquidation, dissolution or winding up ratably in accordance with the sums which would be payable in respect of all shares of Parity Stock if all sums payable were discharged in full, or (iii) amend, alter or repeal the provisions of the Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such shares of Series A Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or any outstanding series of Preferred Stock or any other capital stock of the Corporation, or the creation and issuance of other series of Preferred Stock including Series A Preferred Stock, or of any other capital stock of the Corporation, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (b) Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends, whether or not consecutive, on shares of the Series A Preferred Stock at the time outstanding, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, voting separately as a class together with all other series of cumulative Preferred Stock upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next annual meeting of shareholders and at each subsequent annual meeting of shareholders. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held. Upon the vesting of such right of the holders of Series A Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two. The rights of the holders of the Series A Preferred Stock, voting separately as a class (either alone or together with the holders of shares of all other series of cumulative Preferred Stock upon which like voting rights have been conferred and are exercisable) to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time.

           as all dividends accumulated on the Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

                (c) Each director elected pursuant to Paragraph (b) shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term all dividends accumulated on the Series A Preferred Stock shall have been paid in full. If the office of any director elected by the holders of Series A Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of the Series A Preferred Stock voting as a class may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Whenever the term of office of the directors elected by and the special voting powers vested in the holders of Series A Preferred Stock as provided in this Section shall have expired, the number of directors shall be such number as may be provided for in the Articles of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of this section.
     (7)   Reacquired Shares.  Shares of Series A Preferred Stock converted,
           -----------------
redeemed, or otherwise purchased or acquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.
     (8)   No Sinking Fund.  Shares of Series A Preferred Stock are not subject
           ---------------
to the operation of a sinking fund.


                                   ARTICLE V

     The number of directors of the Corporation may be fixed by the Bylaws, but shall not be less than three. The Board of Directors shall be divided into three classes each class to be as nearly equal in number as possible. At each annual meeting of the stockholders, the successors of the directors of the class whose terms expire in that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire each year. Directors may be removed from office, prior to the expiration of their term, only for cause and only by the affirmative vote of the holders of not less than a majority of the shares of stock outstanding and entitled to vote for the election of directors. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation (and in addition to any other vote that may be required by law, these Articles of Incorporation or the

Bylaws of the Corporation), the affirmative vote of the holders of not less than two-thirds of all the shares of stock outstanding and entitled to vote thereon shall be required to amend, alter, change or repeal this Article V of these Articles of Incorporation.


                                  ARTICLE VI

     In addition to the general powers granted corporations under the laws of the State of North Carolina, the Corporation shall have full power and authority to do the following:

     (d) To acquire, by purchase or otherwise, the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking either wholly or in part the liabilities, of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise (i) by purchase of the assets thereof wholly or in part,
(ii) by acquisition of the shares of any part thereof, or (iii) in any other manner, and to pay for the same in cash or in shares or bonds or other evidences of indebtedness of the Corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

     (e) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgage, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, association or associations, firm or firms, or person or persons, together with shares, rights, units or interest in, or in respect of, any trust estate, now or hereafter existing, and whether created by the laws of the State of North Carolina or any other state, territory or country; and to operate, manage and control such properties, or any of them either in the name of the Corporation, and while the owners of any of said shares of capital stock to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.
     (f) To promote or aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by the Corporation, and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other act or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.
     (g) To acquire by purchase, subscription, exchange, or in any other lawful manner, and to hold, receive, use, mortgage, pledge, sell, assign, transfer, exchange, dispose of, and otherwise deal in and with securities (which term, for the purpose of this Article VI, includes, without limitation of the generality thereof, shares of stock, other shares, bonds, debentures, notes, mortgages, or other obligations, and certificates, receipts, warrants, or other instruments representing rights or options to receive, purchase or subscribe for any of the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, trusts, partnerships, corporations, joint ventures, syndicates, or governments or subdivisions thereof; to pay for securities (as defined in this Article VI)
(i) in cash, (ii) by exchange of shares of stock, bonds or other evidences of indebtedness of the Corporation for such securities acquired, (iii) in cash and by such exchange of shares of stock, bonds or evidences of indebtedness, or (iv) in any other lawful manner; and to exercise, as owner or holder of any such securities as herein defined, any and all rights, powers and privileges in respect thereof.

                                  ARTICLE VII
     No holder of: (a) any shares of stock of any class of the Corporation, common or preferred, or (b) any options, rights or warrants to purchase any stock, or (c) any shares or obligations convertible into shares of any class shall be entitled as of right as such holder to purchase or to subscribe for any unissued shares of any class nor any increased shares to be issued by reason of any increase in the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures, or other securities convertible into shares of stock of the Corporation or carrying any right to purchase shares of stock of any class, whether now or hereafter authorized; and no such holder shall have any preemptive or preferential right to purchase or to subscribe for any unissued, additional or increased shares or any such bonds, certificates of indebtedness, debentures or other securities; but any such unissued, additional or increased shares of stock, and any such bonds, certificates of indebtedness, debentures or other securities convertible into shares of stock or carrying any right to purchase shares may be issued, sold, exchanged or disposed of from time to time by authority of the Board of Directors of the Corporation to such persons, firms, or corporations and for such consideration and upon such terms as the Board of Directors in the exercise of its discretion shall from time to time determine and deem advisable.

                                 ARTICLE VIII
     The Board of Directors of the Corporation shall have power by vote of a majority of the directors then holding office and without the assent or vote of the shareholders to adopt, make, alter, amend and rescind the Bylaws of the Corporation.

                                  ARTICLE IX
     To the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damage for breach of his duty as a director. Any repeal or modification of this Article IX shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                STATE OF  [SEAL OF NORTH CAROLINA APPEARS HERE]
                  NORTH                       Department of The
                   CAROLINA                  Secretary of State

--------------------------------------------------------------------------------


          To all whom these presents shall come, Greetings:

          I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of


                             ARTICLES OF AMENDMENT

                                      OF

                         SOUTHERN NATIONAL CORPORATION

       the original of which was filed in this office on the 14th day of January, 1997.




                                 IN WITNESS WHEREOF, I have hereunto set
                                 my hand and affixed my official seal at
                                 the City of Raleigh, this 14th day of
                                 January, 1997.

   [SEAL OF THE STATE
   OF NORTH CAROLINA
   APPEARS HERE]                 /s/ Elaine F. Marshall

                                         Secretary of State
--------------------------------------------------------------------------------

                             ARTICLES OF AMENDMENT
                WITH RESPECT TO THE SERIES B JUNIOR PARTICIPANT
               PREFERRED STOCK OF SOUTHERN NATIONAL CORPORATION

                  (Pursuant to Sections 55-6-02 and 55-10-06
               of the North Carolina Business Corporations Act)

     Southern National Corporation, a North Carolina corporation (the "Corporation"), hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation to determine the preferences, limitations, and relative rights (within the limits set forth in Section 55-6-01 of the North Carolina Business Corporation Act) of a new series of Preferred Stock, par value $5 per share:

         (1) The name of the Corporation is Southern National Corporation.

         (2) Pursuant to authority granted by Article IV of the Amended and Restated Articles of Incorporation of the Corporation and in accordance with the provisions of Section 55-6-02 of the North Carolina Business Corporation Act, the Board of Directors of the Corporation duly adopted on December 17, 1996, the following amendment to the Articles of Incorporation of the Corporation:

     1. Designation and Amount. The shares of such series shall be designated as
        ----------------------
     "Series B Junior Participating Preferred Stock" and the number of shares constituting such series initially shall be 2,000,000. Such number of shares may be increased or decreased by the Board of Directors; provided,
                                                                     --------
     that no decrease shall reduce the number of shares of Series B Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Junior Participating Preferred Stock.

          2. Dividends and Distributions.
             ---------------------------

          (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series B Junior Participating Preferred Stock, in preference to the holders of Common Stock, par value $5 per share, of the Corporation (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or , with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Junior Participating Preferred Stock. In the event the Corporation shall on or at any time after December 17, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) The Corporation shall declare a dividend or distribution on the Series B Junior Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, subject to the requirements of applicable law and the Articles of

Incorporation, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

           (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     3.    Voting Rights. The holders of shares of Series B Junior Participating
           -------------
Preferred Stock shall have the following voting rights:

           (a) Subject to the provision for adjustment hereinafter set forth, each share of Series B Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time on or after the Rights Declaration Date (i) declare any dividend on Common

Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (b) Except as otherwise provided herein, in any other amendment to the Articles of Incorporation of the Corporation or by law, the holders of shares of Series B Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one group on all matters submitted to a vote of shareholders of the Corporation.

           (c) Except as set forth herein, holders of Series B Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     4.    Certain Restrictions.
           --------------------

           (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                 (i) declare or pay dividends on, redeem or purchase or otherwise acquire for consideration, or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred
     Stock:

                 (ii) declare or pay dividends on, redeem or purchase or otherwise acquire for consideration, or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Junior Participating Preferred Stock, provided that there may be declared and paid ratably dividends on the Series B Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; and provided further that the Corporation may at any time redeem or purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Junior Participating Preferred Stock;

                    (iii) purchase or otherwise acquire for consideration any shares of Series B Junior Participating Preferred Stock, or redeem or purchase or otherwise acquire any shares of stock ranking on a parity with the Series B Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (b) The Corporation shall not permit any subsidiary of the Corporation (for the account of such subsidiary) to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               (c) No dividend shall be declared and paid, or set apart for payment on, any share of the Series B Junior Participating Preferred Stock or any share of any other series of Preferred Stock or any share of any class of stock, or series thereof, ranking on a parity with this Series as to dividends, for any dividend period unless at the same time a like proportionate dividend for the same dividend period, ratably in proportion to the respective dividends applicable thereto, shall be declared and paid, or set apart for payment on, all shares of this Series and all shares of all other series of Preferred Stock and all shares of any class, or series thereof, ranking on a parity with this Series as to dividends, then issued and outstanding and entitled to receive dividends.

        5.  Reacquired Shares.  Any shares of Series B Junior Participating
            -----------------
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation of the Corporation (including Articles of Amendment duly adopted in accordance with the North Carolina Business Corporation Act), creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

        6.  Liquidation, Dissolution or Winding Up.
            --------------------------------------

            (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series B Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series B Liquidation Preference and the Common Adjustment in respect to all outstanding shares of Series B Junior Participating Preferred Stock and Common Stock, respectively, holders of Series B Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

            (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series B Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

            (c) In the event the Corporation shall at any time on or after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (d) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, nor the merger, consolidation or statutory share exchange of the Corporation into or with any other corporation or the merger, consolidation or statutory share exchange of any other corporation into or with the Corporation, shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, for the purposes of this Paragraph 6.

        7.  Statutory Share Exchange, Merger Consolidation, etc.  In case the
            ---------------------------------------------------
Corporation shall enter into any statutory share exchange, merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock securities, cash and/or any other property, then in any such case the shares of Series B Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time on or after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        8.  No Redemption.  The shares of Series A Junior Participating
            -------------
Preferred Stock shall not be redeemable.

        9.  Ranking.  The Series B Junior Participating Preferred Stock shall
            -------
rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        10. Amendment.  The Articles of Incorporation of the Corporation shall
            ---------
not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Junior Participating Preferred Stock so as to affect them adversely, except in accordance with the provisions of Section 55-10-04 of the North Carolina Business Corporation Act, or as otherwise permitted by law.

        11. Fractional Shares.  Series B Junior Participating Preferred Stock
            -----------------
may be issued in fractions of a share (which shall be integral multiples of one one-hundredth of a share of Series B Junior Participating Preferred Stock), which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Participating Preferred Stock.

                                 *     *     *

        This 10th day of January 1997.

                                        SOUTHERN NATIONAL CORPORATION



                                        By: /s/ Kelly S. King
                                           --------------------------
                                           Name:  Kelly S. King
                                           Title: President